EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Robyn Jenkins Blum	Laura Graves
Cisco	Cisco
(408) 853-9848	(408) 526-6521
rojenkin@cisco.com	lagraves@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 EARNINGS

•	Q4 Net Sales: $10.4 billion (increase of 10% year over year)

•	Q4 Net Income: $2.0 billion GAAP; $2.4 billion non-GAAP

•	Q4 Earnings per Share: $0.33 GAAP (increase of 6% year over year); $0.40 non-GAAP (increase of 11% year over year)

•	FY 2008 Net Sales: $39.5 billion (increase of 13% year over year)

•	FY 2008 Net Income: $8.1 billion GAAP; $9.6 billion non-GAAP

•	FY 2008 Earnings per Share: $1.31 GAAP (increase of 12% year over year); $1.56 non-GAAP (increase of 16% year over year)

SAN JOSE, Calif. – August 5, 2008 – Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its fourth quarter and fiscal year results for the period ended July 26, 2008. Cisco reported fourth quarter net sales of $10.4 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.0 billion or $0.33 per share, and non-GAAP net income of $2.4 billion or $0.40 per share.

“Cisco delivered solid quarterly and annual results as network-enabled business process changes and productivity increases gain traction on a global basis,” said John Chambers, chairman and CEO, Cisco. “Today’s strong results demonstrate the company’s ability to execute. The market is clearly in transition, and we will use this time as an opportunity to expand our share of customer spend and to aggressively move into market adjacencies.”

Chambers continued, “Our focus is on our portfolio approach to technology innovation, a broad global footprint, and management dedicated to sustainable differentiation and execution. We believe we are entering the next phase of the Internet as growth and productivity will center on collaboration enabled by networked Web 2.0 technologies.”

Q4 GAAP Results
	Q4 2008	Q4 2007	Vs. Q4 2007
Net Sales	$10.4 billion	$9.4 billion	+9.9%
Net Income	$2.0 billion	$1.9 billion	+4.4%
Earnings per Share	$0.33	$0.31	+6.5%

Q4 Non-GAAP Results
	Q4 2008	Q4 2007	Vs. Q4 2007
Net Income	$2.4 billion	$2.3 billion	+ 5.6%
Earnings per Share	$0.40	$0.36	+11.1%

Fiscal Year GAAP Results
	FY 2008	FY 2007	Vs. FY 2007
Net Sales	$39.5 billion	$34.9 billion	+13.2%
Net Income	$8.1 billion	$7.3 billion	+ 9.8%
Earnings per Share	$1.31	$1.17	+12.0%

Fiscal Year Non-GAAP Results
	FY 2008	FY 2007	Vs. FY 2007
Net Income	$9.6 billion	$8.4 billion	+14.5%
Earnings per Share	$1.56	$1.34	+16.4%

A reconciliation between GAAP net income and non-GAAP net income is provided in the table on page 7.

Cisco will discuss fourth quarter and fiscal year 2008 results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Other Financial Highlights

•

Cash flows from operations were $3.5 billion for the fourth quarter of fiscal 2008, compared with $2.7 billion for the fourth quarter of fiscal 2007, and compared with $3.0 billion for the third quarter of fiscal 2008. Cash flows from operations were $12.1 billion for fiscal 2008, compared with $10.1 billion for fiscal 2007.

•

Cash and cash equivalents and investments were $26.2 billion at the end of fiscal 2008, compared with $22.3 billion at the end of fiscal 2007, and compared with $24.4 billion at the end of the third quarter of fiscal 2008.

•

During the fourth quarter of fiscal 2008, Cisco repurchased 54 million shares of common stock at an average price of $25.11 per share for an aggregate purchase price of $1.35 billion. During fiscal 2008, Cisco repurchased 372 million shares of common stock at an average price of $27.80 per share for an aggregate purchase price of $10.4 billion. As of July 26, 2008, Cisco had repurchased and retired 2.6 billion shares of Cisco common stock at an average price of $20.60 per share for an aggregate purchase price of approximately $53.6 billion since the inception of the stock repurchase program. The remaining authorized repurchase amount as of July 26, 2008 was $8.4 billion with no termination date.

•

Days sales outstanding in accounts receivable (DSO) at the end of the fourth quarter of fiscal 2008 were 34 days, compared with 38 days at the end of the fourth quarter of fiscal 2007, and compared with 39 days at the end of the third quarter of fiscal 2008.

•

Inventory turns on a GAAP basis were 11.8 in the fourth quarter of fiscal 2008, compared with 10.3 in the fourth quarter of fiscal 2007, and compared with 11.0 in the third quarter of fiscal 2008. Non-GAAP inventory turns were 11.5 in the fourth quarter of fiscal 2008, compared with 10.1 in the fourth quarter of fiscal 2007, and compared with 10.7 in the third quarter of fiscal 2008.

“We are very pleased to deliver the first $10 billion quarter in the company’s history,” said Frank Calderoni, chief financial officer, Cisco. “Cisco’s ability to deliver solid financial results, with excellent cash flow and a strong book to bill during a quarter of somewhat uncertain macro-economic conditions in our largest geographies illustrates the power of our business model. We believe this will enable us to take advantage of market transitions and drive toward our long-term growth objectives.”

Select FY’08 Business Highlights

•	Cisco unveiled its state-of-the-art Globalisation Centre East campus in Bangalore at an opening ceremony presided over by former Indian President Dr. A. P. J. Abdul Kalam and Chambers.

•

Cisco announced the next phase of its corporate strategy for China, marked by new public-private collaborative programs within the country that deliver upon Cisco’s $16 billion multiyear innovation and sustainability initiative.

•

Marking the next evolution of its network-enabled Data Center 3.0 vision to transform the data center into a virtualized environment providing anytime, anywhere access to content on any device, Cisco announced the Cisco Nexus™ 7000 and 5000 Series of data center-class switches, introduced industry-leading interoperability through an ecosystem of application and systems partners, and accelerated adoption with a data center channel partner enablement strategy.

•

Cisco introduced the Cisco® ASR 1000 Series Aggregation Services Routers, designed to help service provider and enterprise edge networks simultaneously host an ever-increasing array of resource-intensive integrated data, voice and video business and consumer services.

Q4 Business Highlights

Acquisitions and Investments

•

Cisco completed the acquisitions of Denmark-based DiviTech A/S, a leader in the digital-service management (DSM) market, and Nuova Systems, Inc., a startup focused on the development of next-generation products for the data center market.

•	Cisco announced its intent to purchase Pure Networks, Inc., a privately-held, Seattle-based leader in home networking management software and tools.

•

Cisco announced an investment in the Almaz Capital / Cisco Fund I, a venture capital fund targeting investments in technology-sector and communications-sector startups in Russia and the Commonwealth of Independent States (CIS), initially closing the fund at $60 million.

New Products

•	Cisco introduced a personal Cisco TelePresence™ system for use in individual offices and a large Cisco TelePresence room designed for large-attendee group training and cross-geography team meetings.

•	Cisco introduced Cisco Motion, a new business mobility architecture that integrates mobile devices, applications, security and disparate networks into a unified platform.

•

Cisco announced a video surveillance solution enabled on the Cisco Integrated Services Router platform that incorporates video surveillance network modules into the router, thereby converging physical security over an IP network.

•	Cisco introduced advancements for the Cisco Digital Media System that will help organizations enhance their customers’ experiences, facilitate learning and improve employee productivity.

•	Cisco announced the expansion of virtualization capabilities across its data center portfolio to help customers realize more operationally efficient and energy-conserving IT operations.

•

Cisco, together with Sprint and Ciena, announced the implementation of 40 Gbps circuits on the Global Sprint Tier 1 IP Network, to support the needs of Sprint customers who are looking to adopt next-generation services, grow their businesses and enable their employees to conduct day-to-day tasks simply and immediately.

•

Cisco announced enhancements to its Internet Protocol over dense wavelength-division multiplexing technology, designed to help service providers deliver a wide array of services to businesses and consumers and push service provider networks into the “zettabyte era.”

•	Linksys by Cisco announced router setup support for Mac OS X.

•

Linksys by Cisco announced the Simultaneous Dual-N Band Wireless Router (WRT610N), designed to enhance the entertainment experience for consumers who wish to take advantage of the ever-increasing availability of digital media content, including high-definition video.

Select Customer Announcements

•

Cisco and Harrah’s Operating Company announced a broad-based, 10-year global strategic agreement under which Harrah’s plans to deliver compelling next-generation guest experiences through the use of Cisco products, thereby helping Harrah’s effort to remain at the forefront of innovation in the casino entertainment industry.

•

Cisco announced that Kent School District in the state of Washington, the Brevard School District in Florida and School District No. 23 in Kelowna, B.C. have each deployed Cisco switching and wireless technologies to enhance student performance, improve safety and reduce operating expenses.

•	Tata Communications announced the launch of its Telepresence services, the first-ever offering to deliver both private and public Cisco TelePresence rooms to businesses across the world.

•	Cisco announced that Russia’s largest commercial bank, Sberbank, deployed the 17 millionth Cisco Unified IP device sold worldwide, as part of a solution to help introduce new customer services.

•	Cisco announced that BT Global Services intends to deploy the new Cisco ASR 1000 Series Aggregation Services Routers.

•	Japan’s Jupiter Telecommunications Co. Ltd. (J:COM) selected Cisco® DPC3000 DOCSIS cable modems to enable delivery of ultra-high-speed broadband with speeds up to 160 Mbps.

Milestones

•	Cisco announced a three-year, $45 million (RMB 300 million) commitment to support reconstruction efforts in China’s earthquake-devastated Sichuan Province.

•

The prime minister of Portugal signed an agreement with Cisco to help bridge the anticipated information and communications technology skills gap through the expansion of the Cisco Networking Academy® from 100 to 350 academies across Portugal.

Editor’s Note:

•

Q4 and FY 2008 conference call to discuss Cisco’s results along with its business outlook will be held at 1:30 p.m. Pacific Time, Tuesday, August 5, 2008. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, August 5, 2008 to 4:30 p.m. Pacific Time, August 12, 2008 at 866-357-4205 (United States) or 203-369-0122 (international). The replay also will be available via webcast from August 5, 2008 through October 17, 2008 on the Cisco Investor Relations website at http://www.cisco.com/go/investors.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 5, 2008. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s Chairman and CEO John Chambers and CFO Frank Calderoni about Q4 and FY 2008 results will be available at http://newsroom.cisco.com.

•	To view a video of Cisco’s CFO discussing the quarter and year-end results, visit Cisco’s blog site, The Platform, at http://blogs.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our vision of the Internet, our entry into new and adjacent markets, our expansion plans, the power of our business model, and our ability to take advantage of market transitions and drive toward our long-term growth objectives) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in our product and service markets; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks related to our lean manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Form 10-K and Form 10-Q. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time. Cisco’s results of operations for the three and twelve months ended July 26, 2008 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and shares used in non-GAAP net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include employee share-based compensation expense, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of acquisition-related intangible assets, significant gains and losses on publicly traded equity securities, the income tax effects of the foregoing, tax effects of post-acquisition integration of intangible assets from significant acquisitions, and significant effects of retroactive tax legislation. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright ©2008 Cisco Systems, Inc. All rights reserved. Cisco, the Cisco logo, Cisco Nexus, Cisco TelePresence, Cisco Systems, Linksys, Networking Academy and WebEx are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries. DOCSIS is a registered trademark of Cable Television Laboratories, Inc. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 26, 2008	July 28, 2007	July 26, 2008	July 28, 2007
NET SALES:

Product	$8,640	$7,942	$33,099	$29,462
Service	1,724	1,491	6,441	5,460

Total net sales	10,364	9,433	39,540	34,922

COST OF SALES:
Product	3,061	2,820	11,631	10,548
Service	637	545	2,425	2,038

Total cost of sales	3,698	3,365	14,056	12,586

GROSS MARGIN	6,666	6,068	25,484	22,336

OPERATING EXPENSES:

Research and development	1,306	1,178	5,153	4,499
Sales and marketing	2,164	1,973	8,380	7,215
General and administrative	518	431	2,007	1,513
Amortization of purchased intangible assets	149	109	499	407
In-process research and development	—	74	3	81

Total operating expenses	4,137	3,765	16,042	13,715

OPERATING INCOME	2,529	2,303	9,442	8,621

Interest income, net	188	197	824	715
Other income (loss), net	(31)	31	(11)	125

Interest and other income (loss), net	157	228	813	840

INCOME BEFORE PROVISION FOR INCOME TAXES	2,686	2,531	10,255	9,461
Provision for income taxes	672	601	2,203	2,128

NET INCOME	$2,014	$1,930	$8,052	$7,333

Net income per share:
Basic	$0.34	$0.32	$1.35	$1.21

Diluted	$0.33	$0.31	$1.31	$1.17

Shares used in per-share calculation:
Basic	5,898	6,062	5,986	6,055

Diluted	6,034	6,275	6,163	6,265

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	July 26, 2008	July 28, 2007	July 26, 2008	July 28, 2007
GAAP net income	$2,014	$1,930	$8,052	$7,333

Employee share-based compensation expense	258	222	1,025	931
Payroll tax on stock option exercises	3	10	23	36
Compensation expense related to acquisitions and investments	68	29	427	93
In-process research and development	—	74	3	81
Amortization of acquisition-related intangible assets	203	157	732	563

Total adjustments to GAAP income before provision for income taxes	532	492	2,210	1,704

Income tax effect	(151)	(154)	(677)	(603)
Effect of retroactive tax legislation	—	—	—	(60)

Total adjustments to GAAP provision for income taxes	(151)	(154)	(677)	(663)

Non-GAAP net income	$2,395	$2,268	$9,585	$8,374

Diluted net income per share:
GAAP	$0.33	$0.31	$1.31	$1.17

Non-GAAP	$0.40	$0.36	$1.56	$1.34

Shares used in diluted net income per share calculation:
GAAP	6,034	6,275	6,163	6,265

Non-GAAP	6,018	6,263	6,153	6,249

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 11.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 26, 2008	July 28, 2007
ASSETS
Current assets:
Cash and cash equivalents	$5,191	$3,728
Investments	21,044	18,538
Accounts receivable, net of allowance for doubtful accounts of $177 at July 26, 2008 and $166 at July 28, 2007	3,821	3,989
Inventories	1,235	1,322
Deferred tax assets	2,075	1,953
Prepaid expenses and other current assets	2,333	2,044

Total current assets	35,699	31,574

Property and equipment, net	4,151	3,893
Goodwill	12,392	12,121
Purchased intangible assets, net	2,089	2,540
Other assets	4,403	3,212

TOTAL ASSETS	$58,734	$53,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$500	$—
Accounts payable	869	786
Income taxes payable	107	1,740
Accrued compensation	2,428	2,019
Deferred revenue	6,197	5,391
Other current liabilities	3,757	3,422

Total current liabilities	13,858	13,358

Long-term debt	6,393	6,408
Income taxes payable	749	—
Deferred revenue	2,663	1,646
Other long-term liabilities	669	438

Total liabilities	24,332	21,850

Minority interest	49	10

Shareholders’ equity	34,353	31,480

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$58,734	$53,340

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Twelve Months Ended
	July 26, 2008	July 28, 2007
Cash flows from operating activities:
Net income	$8,052	$7,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,744	1,413
Employee share-based compensation expense	1,025	931
Share-based compensation expense related to acquisitions and investments	87	34
Provision for doubtful accounts	34	6
Deferred income taxes	(772)	(622)
Excess tax benefits from share-based compensation	(413)	(918)
In-process research and development	3	81
Net gains and impairment charges on investments	(103)	(210)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	171	(597)
Inventories	104	61
Lease receivables, net	(488)	(156)
Accounts payable	62	(107)
Income taxes payable and receivable	178	1,104
Accrued compensation	351	479
Deferred revenue	1,812	1,293
Other assets	(361)	(452)
Other liabilities	603	431

Net cash provided by operating activities	12,089	10,104

Cash flows from investing activities:
Purchases of investments	(22,399)	(20,532)
Proceeds from sales and maturities of investments	19,990	17,368
Acquisition of property and equipment	(1,268)	(1,251)
Acquisition of businesses, net of cash and cash equivalents acquired	(398)	(3,684)
Change in investments in privately held companies	(101)	(92)
Other	(17)	(151)

Net cash used in investing activities	(4,193)	(8,342)

Cash flows from financing activities:
Issuance of common stock	3,117	5,306
Repurchase of common stock	(10,441)	(7,681)
Proceeds from the termination of interest rate swaps	432	—
Excess tax benefits from share-based compensation	413	918
Other	46	126

Net cash used in financing activities	(6,433)	(1,331)

Net increase in cash and cash equivalents	1,463	431
Cash and cash equivalents, beginning of fiscal year	3,728	3,297

Cash and cash equivalents, end of fiscal year	$5,191	$3,728

Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	July 26, 2008	July 28, 2007
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$5,191	$3,728
Fixed income securities	19,869	17,297
Publicly traded equity securities	1,175	1,241

Total	$26,235	$22,266

INVENTORIES
Raw materials	$111	$173
Work in process	53	45
Finished goods:
Distributor inventory and deferred cost of sales	452	544
Manufactured finished goods	381	314

Total finished goods	833	858
Service-related spares	191	211
Demonstration systems	47	35

Total	$1,235	$1,322

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$4,445	$4,022
Computer equipment and related software	1,770	1,605
Production, engineering, and other equipment	4,839	4,264
Operating lease assets	209	181
Furniture and fixtures	439	394

	11,702	10,466

Less accumulated depreciation and amortization	(7,551)	(6,573)

Total	$4,151	$3,893

OTHER ASSETS
Deferred tax assets	$1,770	$1,060
Investments in privately held companies	706	643
Income tax receivable	—	277
Lease receivables, net (1)	862	539
Financed service contracts (2)	588	377
Other	477	316

Total	$4,403	$3,212

DEFERRED REVENUE
Service	$6,133	$4,840
Product
Unrecognized revenue on product shipments and other deferred revenue	2,152	1,769
Cash receipts related to unrecognized revenue from two-tier distributors	575	428

Total product deferred revenue	2,727	2,197

Total	$8,860	$7,037

Reported as:
Current	$6,197	$5,391
Noncurrent	2,663	1,646

Total	$8,860	$7,037

Note:

(1)	The current portion of lease receivables, net, which was $554 million and $389 million as of July 26, 2008 and July 28, 2007, respectively, is recorded in prepaid expenses and other current assets.
(2)	The current portion of financed service contracts, which was $730 million and $476 million as of July 26, 2008 and July 28, 2007, respectively, is recorded in prepaid expenses and other current assets. These financed service contracts primarily relate to technical support services, and the associated revenue is deferred and recognized ratably over the period during which the services are to be performed, which is typically from one to three years.

SUMMARY OF EMPLOYEE SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended		Twelve Months Ended
	July 26, 2008	July 28, 2007	July 26, 2008	July 28, 2007
Cost of sales—product	$10	$6	$40	$39
Cost of sales—service	28	25	108	104

Employee share-based compensation expense in cost of sales	38	31	148	143

Research and development	71	66	295	289
Sales and marketing	110	98	434	392
General and administrative	39	27	148	107

Employee share-based compensation expense in operating expenses	220	191	877	788

Total employee share-based compensation expense	$258	$222	$1,025	$931

The income tax benefit for employee share-based compensation expense was $83 million and $330 million for the fourth quarter and for fiscal 2008, respectively, and $77 million and $342 million for the fourth quarter and for fiscal 2007, respectively.

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER SHARE CALCULATION

(In millions)

	Three Months Ended		Twelve Months Ended
	July 26, 2008	July 28, 2007	July 26, 2008	July 28, 2007
Shares used in diluted net income per share calculation—GAAP	6,034	6,275	6,163	6,265
Effect of SFAS 123(R)	(16)	(12)	(10)	(16)

Shares used in diluted net income per share calculation—Non-GAAP	6,018	6,263	6,153	6,249

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES

USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	July 26, 2008	April 26, 2008	July 28, 2007
GAAP cost of sales	$3,698	$3,486	$3,365
Employee share-based compensation expense	(38)	(37)	(31)
Amortization of acquisition-related intangible assets	(54)	(57)	(48)

Non-GAAP cost of sales	$3,606	$3,392	$3,286